Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 99 to Registration Statement No. 002-92661 on Form N-1A of our reports dated September 19, 2014 relating to the financial statements and financial highlights of Fidelity Income Replacement Fund 2016, Fidelity Income Replacement Fund 2018, Fidelity Income Replacement Fund 2020, Fidelity Income Replacement Fund 2022, Fidelity Income Replacement Fund 2024, Fidelity Income Replacement Fund 2026, Fidelity Income Replacement Fund 2028, Fidelity Income Replacement Fund 2030, Fidelity Income Replacement Fund 2032, Fidelity Income Replacement Fund 2034, Fidelity Income Replacement Fund 2036, Fidelity Income Replacement Fund 2038, and Fidelity Income Replacement Fund 2040, each a fund of Fidelity Income Fund, appearing in the Annual Report on Form N-CSR of Fidelity Income Fund for the year ended July 31, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 25, 2014